Exhibit 10.96

AMENDMENT TO SHARED SERVICES AGREEMENT

This Amendment dated as of January 1, 2004 by and between Nexstar Broadcasting, Inc. (“Nexstar”) and Mission Broadcasting, Inc. (“Mission”) is made to that certain Shared Services Agreement dated as of May 1, 1999 by and between Mission Broadcasting of Amarillo, Inc. and Quorum Broadcasting of Amarillo, LLC (the “Agreement”).

WHEREAS, Mission, as successor to Mission Broadcasting of Amarillo, Inc., is the licensee of television broadcast station KCIT, Amarillo, Texas and low power television station KCPN-LP, Amarillo, Texas;

WHEREAS, Nexstar, as successor to Quorum Broadcasting of Amarillo, LLC, is the licensee of television broadcast station KAMR-TV, Amarillo, Texas;

WHEREAS, Mission and Nexstar have assumed the Agreement for their mutual benefit;

NOW THEREFORE, for and in consideration of the foregoing, Nexstar and Mission hereby amend the Agreement as follows:

1. Nexstar has assumed all of Quorum Broadcasting of Amarillo, LLC’s rights and obligations under the Agreement.

2. Mission has assumed all of Mission Broadcasting of Amarillo, Inc.’s rights and obligations under the Agreement.

3. Paragraph 4(g) of the Agreement is deleted in its entirety and the following is substituted in its place: “4(g) Services Fee. In consideration for the services to be provided to KCIT-TV/KCPN-LP by Nexstar personnel as described in Sections 4(a) through 4(f), Mission will pay Nexstar the fee (the “Services Fee”) described in this Section 4(g).

(i) Base Amount. Subject to the remaining provisions of this Section 4(g), the base amount of the Services Fee will be Sixty Thousand Dollars ($60,000) per month.

(ii) Payment Terms. The Services Fee will be payable monthly, in arrears, from and after the month during which this Agreement is executed, and will be prorated on a daily basis for the first and last months during which the sharing arrangements described in Sections 4(a) through 4(f) are in effect.

4. These revised payment terms are effective as of the date hereof.

5. As so amended, all sections and provisions of the Agreement are hereby ratified in full.

IN WITNESS WHEREOF, the parties have executed this amendment as of the date first written above.

NEXSTAR BROADCASTING, INC.

By:	/s/ G. Robert Thompson

Name:	G. Robert Thompson
Title:	Chief Financial Officer

MISSION BROADCASTING, INC.

By:	/s/ David S. Smith

Name:	David S. Smith
Title:	President

2